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                    [Coopers & Lybrand L.L.P. Letterhead]


March 19, 1997

Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Gentlemen:

We have read the statements made by NCR Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-KA report for the month of March, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.



Enclosures